UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2010 (January 13, 2010)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	16-1732152 (IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On January 13, 2010, Nathaniel J. Lipman resigned as President of Affinion Group, Inc. (the “Company”). Mr. Lipman will continue to serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company. Concurrent with Mr. Lipman’s resignation, the Company appointed Steven E. Upshaw, the Chief Executive Officer of Affinion International Limited (“AIL”), a wholly-owned subsidiary of the Company, to succeed Mr. Lipman as President of the Company, effective January 13, 2010. Mr. Upshaw will also continue to hold his position as the Chief Executive Officer of AIL.

Mr. Upshaw, 39, has served as the President and Chief Executive Officer of AIL since June 1, 2007. From October 17, 2005 to May 31, 2007, Mr. Upshaw served as the Executive Vice President and Chief Executive Officer of AIL. Prior to that, Mr. Upshaw was the Executive Vice President and Managing Director for Cims UK, Ireland. Mr. Upshaw joined the Company in August 1995 and has served in numerous positions, including Senior Vice President for Protection Products in North America for Trilegiant Corporation.

In connection with Mr. Upshaw’s appointment as President of the Company, the Company entered into an employment agreement with Mr. Upshaw dated as of January 13, 2010 (the “Upshaw Agreement”), which agreement will supersede Mr. Upshaw’s existing employment agreement, effective January 13, 2010 (the “Effective Date”). The initial term of the Upshaw Agreement is for a period of three (3) years commencing on the Effective Date and ending on the third anniversary of the Effective Date, unless terminated earlier pursuant to the Upshaw Agreement (the “Employment Period”). After the initial term, the Upshaw Agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. The Upshaw Agreement provides that Mr. Upshaw will receive an annual base salary of $325,000, subject to annual review for potential increases. Additionally, Mr. Upshaw is eligible to receive an annual target bonus of 100% of his base salary, provided that performance objectives determined each year by the Company are met. If during the Employment Period, the Company terminates the Upshaw Agreement without cause or Mr. Upshaw terminates his employment for good reason, Mr. Upshaw will be entitled to a lump sum payment equal to his annual base salary through the date of termination plus the bonus earned for any fiscal year ended prior to the year in which the date of termination occurs. After the date of termination, the Company will further pay Mr. Upshaw, in six quarterly installments, the sum of 100% of his annual base salary and his target bonus.

As a result of the appointment of Mr. Upshaw as the President of the Company and certain organizational changes related thereto, Robert G. Rooney, the Company’s Executive Vice President and the Chief Operating Officer, will report directly to Mr. Upshaw effective as of January 13, 2010, rather than to the Chief Executive Officer of the Company (the “Reporting Change”). In connection therewith, the Company and Mr. Rooney entered into an amendment to his employment agreement, effective January 13, 2010, to extend the time period for Mr. Rooney to terminate his employment agreement with the Company for “Good Reason” (as defined in the employment agreement) as a result of the Reporting Change from sixty (60) days to eighteen (18) months following the Reporting Change. Mr. Rooney’s employment agreement with the Company was previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 333-133895).

(e) On January 13, 2010 , the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. (“Holdings”), the parent of the Company, approved the amended and restated terms of (i) the Affinion Group Holdings, Inc. 2010 Retention Award Program (the “RAP”), an equity award program intended to foster retention of key employees of Holdings and its subsidiaries, and (ii) the awards (the “Awards”) of restricted stock units (“RSUs”) to be made by Holdings under the RAP. The original terms of the RAP and Awards as previously disclosed in a Current Report on Form 8-K filed by the Company on December 11, 2009 will be replaced in their entirety by the amended and restated terms of the RAP and the Awards, which are summarized below.

The Awards will be granted to certain key employees (the “Participants”) of the Company, including the Company’s named executive officers, Messrs. Nathaniel J. Lipman, Todd H. Siegel, Robert G. Rooney, Steven E. Upshaw and Thomas J. Rusin. The Awards are expected to be granted on or about January 31, 2010 and will be evidenced by a written agreement between Holdings and each Participant (each, an “Award Agreement”). The Awards will be made under Holdings’ 2007 Stock Award Plan (the “2007 Plan”) and, subject to the Participant’s ability to elect otherwise pursuant to the terms of the RAP and the respective Award Agreement, will entitle each Participant to one share of Holdings’ common stock (the “Common Stock”) for each RSU when the applicable vesting period for that RSU is met.

The number of RSUs to be awarded to each Participant will be equal to the quotient of (i) the aggregate dollar value of RSUs that will be awarded to such Participant (the “Award Value”) multiplied by 1.2, and (ii) the value per share of Common Stock as of December 31, 2009 as determined in accordance with the 2007 Plan (which valuation will be reflected in the Company’s audited financial statements for the year ended December 31, 2009). The total Award Value under the RAP will be approximately $10.0 million in cash.

The RSUs are scheduled to vest in four equal installments on (i) August 23, 2010 (or if earlier, upon the 7th day following the Company’s filing date of the Form 10-Q for the fiscal quarter ending June 30, 2010), (ii) April 7, 2011 (or if earlier, upon the 7th day following the Company’s filing date of the Form 10-K for the fiscal year ending December 31, 2010), (iii) August 22, 2011 (or if earlier, upon the 7th day following the Company’s filing date of the Form 10-Q for the fiscal quarter ending June 30, 2011) and (iv) April 6, 2012 (or if earlier, upon the 7th day following the Company’s filing date of the Form 10-K for the fiscal year ending December 31, 2011 (each, a “Vesting Date”), respectively, subject to a Participant’s continuing employment through such date. Each Participant may make an election to receive cash in lieu of the Common Stock otherwise deliverable in respect of an applicable Vesting Date in an amount equal to 1/4 of the Award Value. Any such election must be made in writing within seven calendar days preceding the applicable Vesting Date and once made, will be irrevocable. The Participant’s opportunity to elect to receive cash in lieu of Common Stock is separate and distinct with respect to each of the four applicable Vesting Dates. Upon termination of employment for any reason, a Participant will forfeit his entire unvested portion of RSUs.

The aggregate value of RSUs to be awarded to each of Messrs. Lipman, Siegel, Rooney, Upshaw and Rusin will be $1,080,000, $720,000, $456,000, $540,000 and $540,000, respectively. In the event each of Messrs. Lipman, Siegel, Rooney, Upshaw and Rusin elects to receive cash in lieu of Common Stock on each of the Vesting Dates, the aggregate cash value to be awarded to each of them will be $900,000, $600,000, $380,000, $450,000 and $450,000, respectively.

For federal income tax purposes, Holdings is generally required to withhold 25% of the fair market value of the portion of each Award that vests. Holdings will withhold such amount (a) in cash, if the Participant elects the Award to be settled in cash, or (b) in shares of Common Stock, if Common Stock is deliverable to the Participant. At each Vesting Date, if the Participant does not elect to settle in cash such portion of the Award in respect of the applicable Vesting Date, to satisfy any additional tax liability upon vesting, a Participant has the option to put an amount of shares of Common Stock to Holdings in exchange for a cash payment equal to no more than 15% of the value of RSUs that vested on such vesting date. Holders of vested RSUs will be required to become a party to the Management Investor Rights Agreement, dated as of October 17, 2005, among Holdings, Affinion Holdings, LLC and certain investors and management holders.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: January 14, 2010	By:	/s/ Nathaniel J. Lipman

Name: Nathaniel J. Lipman
Title: Chief Executive Officer